                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 27, 1999




                          Commission file number 1-5064




                                  Jostens, Inc.
------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)





Minnesota                               41-0343440
-------------------------------         ---------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification number)
incorporation or organization)

5501 Norman Center Drive, Minneapolis, Minnesota      55437
-------------------------------------------------     -------------------------
(Address of principal executive offices)              (Zip code)





Registrant's telephone number, including area code: (612-830-3300)

Item 1. Changes in Control of the Registrant

          (a)  Not applicable.

          (b) On December 27, 1999, Jostens, Inc. ("Jostens") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Jostens will be merged (the "Merger") with a newly formed company controlled by Investcorp, a global investment group, and certain other international co-investors. Under the terms of the Merger Agreement, which was unanimously approved by Jostens' Boards of Directors, Jostens' shareholders will receive $25.25 per share in cash for substantially all of their shares, with current shareholders continuing to own about 6% of Jostens' post-Merger equity. Following the Merger, approximately 94% of Jostens' outstanding shares will be owned by Investcorp, its international co-investors and Jostens' management.

               A copy of the press release issued on December 28, 1999 announcing the execution of the Merger Agreement is attached as
               Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5. Other Events

               On December 28, 1999, Jostens separately announced an internal restructuring unrelated to the Merger. A copy of the press release announcing the restructuring is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

          (c)  Exhibits

               Exhibit No.    Description
               -----------    -----------

                  99.1 Press release issued by Jostens on December 28, 1999 announcing the execution of the Merger Agreement.

                  99.2 Press release issued by Jostens on December 28, 1999 announcing the restructuring.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        JOSTENS, INC.
                                        Registrant


Date: January 5, 2000                   By  /s/ William N. Priesmeyer
                                            ----------------------------------
                                            William N. Priesmeyer
                                            Senior Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit       Description
-------       -----------

99.1 Press release issued by Jostens on December 28, 1999 announcing the execution of the Merger Agreement.

99.2 Press release issued by Jostens on December 28, 1999 announcing the restructuring.